ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com
Exhibit 99.1
NEWS RELEASE

Abraxas Announces 2012 Results

SAN ANTONIO (March 15, 2013) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three and twelve months ended December 31, 2012.

Financial and Operating Results for the Three Months ended December 31, 2012
The three months ended December 31, 2012 resulted in:
•	Production of 382 MBoe (4,147 Boepd)
•	Revenue of $19.1 million
•	Adjusted EBITDA(a) of $6.6 million inclusive of Raven Drilling
•	Adjusted Discretionary cash flow(a) of $5.2 million inclusive of Raven Drilling
•	Net loss of $11.9 million, or $0.13 per share
•	Adjusted net loss, excluding certain non-cash items and inclusive of Raven Drilling(a) of $3.2 million, or $0.03 per share

(a)	See reconciliation of non-GAAP financial measures below.

Net loss for the three months ended December 31, 2012 was $11.9 million, or $0.13 per share, compared to a net loss of $5.3 million, or $0.06 per share, for the three months ended December 31, 2011.

Adjusted net loss, excluding certain non-cash items, for the three months ended December 31, 2012 was $3.2 million, or $0.03 per share, compared to adjusted net income, excluding certain non-cash items, of $0.7 million or $0.01 per share for the quarter ended December 31, 2011. For the three months ended December 31, 2012 and 2011, adjusted net income excludes the unrealized loss on derivative contracts of $1.5 million and $6.0 million, respectively.  Also excluded is a full cost impairment on Canadian assets of $6.7 million for the three months ended December 31, 2012.  Included in adjusted net income for the quarter ended December 31, 2012 is the net income from our subsidiary, Raven Drilling, LLC of $0.5 million.

Financial and Operating Results for the Twelve Months ended December 31, 2012
The twelve months ended December 31, 2012 resulted in:
•	Production of 1.4 MMBoe (3,926 Boepd), excluding Abraxas’ equity interest in Blue Eagle’s production (which was dissolved on August 31, 2012)
•	Production of 1.5 MMBoe (4,103 Boepd), inclusive of Abraxas’ equity interest in Blue Eagle’s production (which was dissolved on August 31, 2012)
•	Revenue of $68.6 million
•	Adjusted EBITDA(a) of $32.0 million inclusive of Raven Drilling
•	Adjusted Discretionary cash flow(a) of $38.9 million inclusive of Raven Drilling
•	Net loss of $18.8 million, or $0.20 per share
•	Adjusted net income, excluding certain non-cash items and inclusive of Raven Drilling(a) of $0.4 million, or $0.01 per share

(a)	See reconciliation of non-GAAP financial measures below.

Net loss for the year ended December 31, 2012 was $18.8 million, or $0.20 per share, compared to a net income of $13.7 million, or $0.15 per share, for the year ended December 31, 2011.

Adjusted net income, excluding certain non-cash items, for the year ended December 31, 2012 was $0.4 million, or $0.01 per share, compared to adjusted net income, excluding certain non-cash items, of $6.3 million or $0.07 per share for the year ended December 31, 2011. For the years ended December 31, 2012 and 2011, adjusted net income excludes the unrealized gain on derivative contracts of $2.7 million and $7.5 million, respectively.  Also excluded is a full cost impairment on Canadian assets of $19.8 million for the year ended December 31, 2012.  Included in adjusted net income for the year ended December 31, 2012 is the net income from our subsidiary, Raven Drilling, LLC of $2.1 million.

Pursuant to SEC regulation S-X, no income is recognized for Raven Drilling, LLC. Contractual drilling services performed in connection with properties in which Abraxas holds an ownership interest cannot be recognized as income, rather it is credited to the full cost pool and recognized through lower amortization as reserves are produced.

Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and may fluctuate drastically period to period.  As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Accounting Standards Codification 815, “Derivatives and Hedging,” as amended and interpreted, and require Abraxas to either record an unrealized gain or loss based on the calculated value difference from the previous period-end valuation.  For example, NYMEX oil prices on December 31, 2011 were $98.83 per barrel compared to $91.82 on December 31, 2012; therefore, the mark-to-market valuation changed considerably period to period.

Comments
Bob Watson, Abraxas’ President and CEO commented, “Abraxas made great strides in 2012 improving its financial position.   We reduced our outstanding borrowings by approximately $22 million by divesting our Alberta Basin properties and Nordheim Eagle Ford holdings.   Although we are comfortable with our current liquidity and leverage position, we endeavor to monetize additional non-core assets and redeploy those proceeds into our core operated positions, primarily in the Bakken/Three Forks and Eagle Ford.   Moreover, we are successfully executing on our plans to refocus our portfolio and drive visible growth, as evidenced by approximately 95% of our 2013 estimated capital expenditures being dedicated to our core oil development areas in the Eagle Ford and Bakken/Three Forks plays.    We look forward to updating the market as we continue to deliver on our stated goals.”

18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788    Fax: 210.918.6675

Conference Call
Abraxas Petroleum Corporation (NASDAQ:AXAS) will host its fourth quarter and full year 2012 earnings conference call at 11 AM ET on March 15, 2013. To participate in the conference call, please dial 888.680.0869 and enter the passcode 76135921.  Additionally, a live listen only webcast of the conference call can be accessed under the investor relations section of the Abraxas website at www.abraxaspetroleum.com.   A replay of the conference call will be available until April 12, 2013 by dialing 888.286.8010 and entering the passcode 16895316 or can be accessed under the investor relations section of the Abraxas website.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Rocky Mountain, Mid-Continent, Permian Basin and onshore Gulf Coast regions of the United States and in the province of Alberta, Canada.

Safe Harbor for forward-looking statements:  Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release.  Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas.  In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves.  Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control.  In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Geoffrey King/Vice President – Chief Financial Officer
Telephone 210.490.4788
gking@abraxaspetroleum.com
www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

FINANCIAL HIGHLIGHTS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Financial Results (In thousands except per share data):
Revenues	$19,069	$16,453	$68,573	$64,622
Adjusted EBITDA(a)	6,617	7,742	32,017	31,504
Adjusted Discretionary cash flow(a)	5,207	6,298	38,902	24,714
Net income (loss)	(11,867)	(5,260)	(18,791)	13,743
Net income (loss) per share – basic	$(0.13)	$(0.06)	$(0.20)	$0.15
Adjusted net income (loss), excluding certain non-cash items(a)	(3,174)	695	448	6,267
Adjusted net income (loss), excluding certain non-cash items(a), per share – basic	$(0.03)	$0.01	$0.01	$0.07
Weighted average shares outstanding – basic	92,148	91,590	91,914	90,151

Production:
Crude oil per day (Bopd)	1,910	1,564	1,758	1,479
Natural gas per day (Mcfpd)	11,410	11,248	11,194	11,567
Natural gas liquids (Bblpd)	335	111	303	77
Crude oil equivalent per day (Boepd)	4,147	3,549	3,926	3,484
Crude oil equivalent (MBoe)	382	327	1,437	1,272
Crude oil equivalent per day (Boepd) (b)	4,147	3,749	4,103	3,762
Crude oil equivalent (MBoe) (b)	382	345	1,502	1,373

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$77.74	$77.23	$73.51	$76.11
Natural gas ($ per Mcf)	2.90	5.58	4.13	5.64
Natural gas liquids ($ per Bbl)	35.35	49.77	36.57	50.07
Crude oil equivalent ($ per Boe)	46.66	53.28	47.50	52.13

Expenses:
Lease operating ($ per Boe)	$17.49	$19.38	$17.26	$16.97
Production taxes (% of oil and gas revenue)	10.1%	9.3%	9.7%	8.9%
General and administrative, excluding stock-based compensation ($ per Boe)	9.59	5.49	6.00	5.85
Cash interest ($ per Boe)	3.50	2.62	3.51	3.49
Depreciation, depletion and amortization ($ per Boe)	17.90	14.77	16.02	12.73

(a)	See reconciliation of non-GAAP financial measures below.
(b)	Includes Abraxas’ equity interest in Blue Eagle’s production.

BALANCE SHEET DATA

(In thousands)	December 31, 2012	December 31, 2011

Cash	$2,061	$—
Working capital (a)	(27,391)	(14,404)
Property and equipment – net	212,832	179,552
Total assets	240,607	241,150

Long-term debt	124,101	126,258
Stockholders’ equity (deficit)	46,700	62,651
Common shares outstanding	92,733	92,261

(a)	Excludes current maturities of long-term debt and current derivative assets and liabilities.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

STATEMENTS OF OPERATIONS

•
(In thousands except per share data)	Year Ended December 31,
	2012	2011	2010

Revenues:
Oil and gas production	$68,499	$64,615	$58,050
Other	74	7	10
	68,573	64,622	58,060
Operating costs and expenses:
Lease operating	24,806	21,581	19,475
Production and ad valorem taxes	6,613	5,766	5,910
Depreciation, depletion, and amortization	23,016	16,194	16,212
Ceiling test impairment	19,774	—	4,787
General and administrative (including stock-based compensation of $2,091, $1,987, and $1,560)	10,712	9,433	8,869
	84,921	52,974	55,253
Operating income (loss)	(16,348)	11,648	2,807

Other (income) expense:
Interest income	(4)	(7)	(8)
Interest expense	5,520	4,898	9,106
Amortization of deferred financing fees	937	1,762	2,479
Loss (gain) on derivative contracts - realized	459	676	(526)
(Gain) loss on derivative contracts - unrealized	(2,669)	(7,476)	(10,285)
Equity in (income) loss of joint venture	(2,207)	(2,187)	473
Other	97	316	(119)
	2,133	(2,018)	1,120
Income (loss) before income tax	(18,481)	13,666	1,687
Income tax benefit (expense)	(310)	77	79
Net income (loss)	$(18,791)	$13,743	$1,766

Net income (loss) per common share - basic	$(0.20)	$0.15	$0.02
Net income (loss) per common share - diluted	$(0.20)	$0.15	$0.02

Weighted average shares outstanding:
Basic	91,914	90,151	75,923
Diluted	91,914	92,244	77,224

ABRAXAS PETROLEUM CORPORATION

 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements.  Discretionary cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' discretionary cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity.  As discretionary cash flow and EBITDA exclude some, but not all items that affect net income and may vary among companies, the discretionary cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies.  Management believes that operating income (loss) calculated in accordance with GAAP is the most directly comparable measure to discretionary cash flow; therefore, operating income (loss) is utilized as the starting point for the discretionary cash flow reconciliation.

Discretionary cash flow is defined as operating income (loss) plus depreciation, depletion and amortization expenses, non-cash expenses and impairments, cash portion of other income (expense) less cash interest. Adjusted discretionary cash flow is defined as discretionary cash flow, plus gas derivative monetization and cash flow from Raven Drilling operations. Accounting rules do not permit the inclusion of the net income and other components of Raven Drillings operations to be included in our consolidated results of operations and cash flow, instead, the results of Raven Drillings operations are credited to the full cost pool. Accordingly, for purposes of Adjusted Discretionary cash flow, Raven Drilling’s cash flow is added back. The following table provides a reconciliation of discretionary cash flow and adjusted discretionary cash flow to operating income (loss) for the periods presented.

(In thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Operating income (loss)	$(7,190)	$1,482	$(16,348)	$11,648
Depreciation, depletion and amortization	6,828	4,823	23,016	16,194
Ceiling test impairment	6,707	—	19,774	—
Stock-based compensation	479	488	2,091	1,987
Realized gain (loss) on derivative contracts	(1,241)	361	(459)	(676)
Cash interest	(1,336)	(856)	(5,041)	(4,439)
Discretionary Cash flow	$4,247	$6,298	$23,033	$24,714
Gas derivative monetization	—	—	12,364	—
Cash flow from Raven Drilling operations	960	—	3,505	—
Adjusted Discretionary cash flow	$5,207	$6,298	$38,902	$24,714

EBITDA is defined as net income (loss) plus interest expense, depreciation, depletion and amortization expenses, deferred income taxes and other non-cash items.  Adjusted EBITDA includes all of the components of EBITDA plus  Raven Drilling EBITDA. Accounting rules do not permit the inclusion of the net income and other components of Raven Drillings operations to be included in our consolidated results of operations, instead, the results of Raven Drillings operations are credited to the full cost pool. Accordingly, for purposes of Adjusted EBITDA, Raven Drilling’s EBITDA is added back. Adjusted EBITDA does not include approximately $12.4 million from the monetization of our gas hedges, which is allowed in EDITDA for purposes of our credit facility covenants. The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) for the periods presented.

(In thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net income (loss)	$(11,867)	$(5,260)	$(18,791)	$13,743
Net interest expense	1,457	973	5,516	4,891
Income tax expense (benefit)	—	—	310	(77)
Depreciation, depletion and amortization	6,828	4,823	23,016	16,194
Ceiling-test impairment	6,707	—	19,774	—
Amortization of deferred financing fees	330	247	937	1,762
Stock-based compensation	479	488	2,091	1,987
Unrealized (gain) loss on derivative contracts	1,484	5,955	(2,669)	(7,476)
Realized (gain) loss on interest derivative contract	—	588	214	2,351
Equity in (income) of joint venture	110	(124)	(2,207)	(2,187)
Other non-cash items	55	52	97	316
EBITDA	$5,583	$7,742	$28,288	$31,504
Raven Drilling EBITDA	1,034	—	3,729	—
Adjusted EBITDA	$6,617	$7,742	$32,017	$31,504
•
•
• This release also includes a discussion of “adjusted net income (loss), excluding certain non-cash items,” which is a non-GAAP financial measure as defined under SEC rules.  The following table provides a reconciliation of adjusted net income (loss), excluding ceiling test impairment and unrealized changes in derivative contracts and net income related to Raven Drilling, LLC capitalized to the full cost pool, to net income (loss) for the periods presented.  Management believes that net income (loss) calculated in accordance with GAAP is the most directly comparable measure to adjusted net income (loss), excluding certain non-cash items.
•

•
(In thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Net income (loss)	$(11,867)	$(5,260)	$(18,791)	$13,743
Ceiling test impairment	6,707	—	19,774	—
Net income related to Raven Drilling	502	—	2,134	—
Unrealized (gain) loss on derivative contracts	1,484	5,955	(2,669)	(7,476)
Adjusted net income (loss), excluding certain non-cash items	$(3,174)	$695	$448	$6,267
Net income (loss) per share – basic	$(0.13)	(0.06)	$(0.20)	$0.15
Adjusted net income (loss), excluding certain non-cash items, per share – basic	$(0.03)	$0.01	$0.01	$0.07